Florida Progress Corporation
Investor News

Analyst Contacts:
Greg Beuris (727) 820-5734
Lauran Willoughby (727) 820-5737

FLORIDA PROGRESS' 2ND QUARTER RESULTS UP SIGNIFICANTLY
EARNINGS ESTIMATE RAISED FOR 2000

ST. PETERSBURG, FLORIDA, AUGUST 1, 2000 - Florida Progress Corporation (NYSE:FPC) reported second-quarter 2000 earnings of $109.9 million, or $1.11 per share, compared with 1999 second-quarter earnings of $76.6 million, or $.78 per share.

A RECONCILIATION OF FLORIDA PROGRESS' 2000 SECOND-QUARTER EARNINGS PER SHARE IS AS FOLLOWS:

     1999 FLORIDA PROGRESS 2ND QTR EPS                                $   .78
        FLORIDA POWER

           Sales of electricity & other revenues          .09
           Operations & maintenance                       .07
           Other, net                                    (.02)
                                                         -----
                                                                          .14
        ELECTRIC FUELS                                                    .21
        CORPORATE & OTHER                                                (.02)
                                                                        -----
     2000 FLORIDA PROGRESS 2ND QTR EPS                                  $1.11
                                                                        =====

FLORIDA POWER CORPORATION

Florida Power reported earnings of $.81 per share for the second quarter of 2000, compared with $.67 per share for the same period last year. The improved earnings were due primarily to higher kilowatt-hour sales and lower operation and maintenance expense.

Florida Power's total kilowatt-hour sales increased 4.7 percent during the second quarter of 2000, compared with 1999. The improvement was primarily due to strong customer growth and a return to more normal temperatures.

Retail sales were up 5.6 percent as Florida Power provided electric service to approximately 30,000 new customers during the second quarter of 2000 compared with last year. Weather during the second quarter returned to normal compared to the second quarter of 1999. Cooling degree days were 51 percent higher this year when compared with the same quarter last year.

Operation and maintenance expense was down $11.3 million during the quarter. Most of the decrease is due primarily to the timing of planned maintenance and reliability projects, most of which are expected to occur later this year.

                                   -- more --

Page 2
Florida Progress Corporation
Investor News -  Second Quarter Earnings


ELECTRIC FUELS CORPORATION

Electric Fuels earned $.36 per share in the second quarter, compared with $.15 per share during the same period last year. Most of the improvement in earnings came from the Energy & Related Services group, which includes the company's synthetic fuel operations.

Earnings at the Energy and Related Services group were up $24.7 million, of which $11.1 million was due to the timing of the recognition of alternative fuel tax credits. The remaining amount of the increase was due primarily to higher synthetic fuel sales during the quarter compared with last year. Electric Fuels has interests in nine synthetic fuel plants, four of which were relocated and began operation during the first six months of 2000.

Second-quarter sales of the coal-based synthetic fuel were approximately 1.4 million net tons, compared with .3 million net tons during the same period last year. Total synthetic fuel sales for 2000 are expected to be approximately 5 million net tons compared with 1.6 million net tons sold in 1999.

Earnings from the Inland Marine Transportation group were up $1.3 million during the quarter when compared to the same period last year. A larger barge fleet and more favorable weather conditions more than offset the effect of higher diesel fuel prices during the second quarter of 2000 compared to last year.

Results in the Rail Services group totaled $1.9 million for the quarter, a decrease of $3.8 million when compared to 1999. The decrease is the result of weak demand from the major railroad carriers for mechanical and track work. Although demand among the Class 1 carriers is not expected to improve substantially during the second half of 2000, the long-term outlook for these services remains positive.

Electric Fuels' second-quarter results also reflect higher interest expense when compared with last year due largely to higher debt balances resulting from the expansion of its operations. In addition, employee-related general administrative expenses have increased when compared with the second quarter of last year.

CORPORATE & OTHER

Corporate and other expenses were higher during the second quarter of 2000 compared with 1999 due primarily to costs associated with the business combination with Carolina Power & Light.

2000 EARNINGS OUTLOOK

Florida Progress' current estimate of its 2000 earnings per share is around $3.60 per share. The increase over the company's previous estimate of $3.50 per share is due primarily to a projected increase in synthetic fuel sales for 2000, partially offset by lower earnings from its Rail Services group. Florida Progress' estimate of $3.60 per share, which is on an operating basis, is 13 percent over 1999's operating earnings per share of $3.18, which excludes a $.03 per share nonrecurring gain.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements including projected synthetic fuel sales for 2000, the demand for rail services and projected 2000 earnings per share. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations.

                                   -- more --

Page 3
Florida Progress Corporation
Investor News -  Second Quarter Earnings

Key factors that could have a direct bearing on the company's ability to meet these projections include continued successful operation of synthetic fuel plants, market acceptance of synthetic fuel, competition from competing products, impacts of environmental regulations on potential buyers, actions of various regulatory bodies, economic and weather conditions affecting the demand for and supply of not only electricity but also Electric Fuels' barge, rail and other services, and other factors.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.7 billion. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.4 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include energy operations, marine operations and rail services.

                                       ###



FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                                                                  PAGE 4

(UNAUDITED)                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED        SIX MONTHS ENDED         TWELVE MONTHS ENDED
                                                          June 30                  June 30                   June 30
                                                  ------------------------ ------------------------  ------------------------
                                                     2000         1999        2000      1999            2000            1999
                                                  -----------  ----------- ------------ -----------  -----------  -----------
REVENUES:
    Electric utility                              $    701.4   $    671.7  $   1,323.3  $  1,242.4   $  2,713.5   $  2,661.6
    Diversified                                        392.1        304.6        720.3       554.3      1,378.5      1,064.8
-----------------------------------------------------------------------------------------------------------------------------
                                                     1,093.5        976.3      2,043.6     1,796.7      4,092.0      3,726.4
-----------------------------------------------------------------------------------------------------------------------------
EXPENSES:
    Electric utility:
      Fuel                                             154.2        143.5        288.2       257.2        627.0        607.8
      Purchased power                                  120.3        108.4        223.4       198.7        438.8        422.7
      Energy conservation costs                         15.9         19.4         30.0        36.5         74.7         80.5
      Operation and maintenance                        109.5        120.8        209.5       217.9        458.0        470.9
      Depreciation and amortization                     92.1         93.2        177.8       174.0        351.3        349.7
      Taxes other than income taxes                     52.8         51.1        105.9       103.0        206.0        205.7
-----------------------------------------------------------------------------------------------------------------------------
                                                       544.8        536.4      1,034.8       987.3      2,155.8      2,137.3
-----------------------------------------------------------------------------------------------------------------------------
    Diversified:
      Cost of sales                                    377.4        269.7        681.6       494.8      1,259.1        935.4
      Loss related to life insurance subsidiary           --           --            -           -         11.8            -
      Other                                             21.1         15.8         41.9        30.4         89.3         55.1
-----------------------------------------------------------------------------------------------------------------------------
                                                       398.5        285.5        723.5       525.2      1,360.2        990.5
-----------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                 150.2        154.4        285.3       284.2        576.0        598.6
-----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
    Interest expense                                    48.2         43.9         93.4        88.9        178.1        181.0
    Allowance for funds used during construction        (1.0)        (1.2)        (1.9)       (6.3)        (2.8)       (15.2)
    Distributions on company obligated mandatorily
      redeemable preferred securities                    5.4          4.6         10.7         4.6         21.3          4.6
    Other expense (income), net                         (3.2)         1.0         (3.6)       (3.3)       (13.6)        (4.6)
-----------------------------------------------------------------------------------------------------------------------------
                                                        49.4         48.3         98.6        83.9        183.0        165.8
-----------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                             100.8        106.1        186.7       200.3        393.0        432.8
    Income taxes                                        (9.1)        29.5           .3        56.1         35.9        135.2
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                        $    109.9         76.6  $     186.4  $    144.2   $    357.1        297.6
=============================================================================================================================
AVERAGE SHARES OF COMMON
    STOCK OUTSTANDING                                   98.6         98.0         98.6        97.8         98.5         97.4
=============================================================================================================================
EARNINGS PER AVERAGE COMMON SHARE
    (Basic and Diluted):                          $     1.11          .78  $      1.89  $     1.48        $3.63        $3.06$
=============================================================================================================================



REGARDING THESE FINANCIAL STATEMENTS:

THESE ARE INTERIM STATEMENTS. REFERENCE SHOULD BE MADE TO FLORIDA PROGRESS CORPORATION'S 1999 ANNUAL REPORT TO SHAREHOLDERS. THIS REPORT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.



                                                 FLORIDA PROGRESS CORPORATION

                                          SELECTED FINANCIAL INFORMATION (UNAUDITED)                                    PAGE 5

                              Three Months Ended            Six Months Ended                  Twelve Months Ended
                                   June 30                     June 30                             June 30
                             -------------------- Percent   ---------------   Percent    -------------------------    Percent
                               2000      1999      Change    2000     1999     Change        2000         1999        Change
                             -------- ----------- --------  ------- ------- -----------  ------------ ------------ ------------
Earnings Per Share:
 Florida Power Corporation      $.81        $.67     20.9    $1.45   $1.31        10.7         $2.84        $2.70          5.2
                             -------- -----------           ------- -------              ------------ ------------
 Electric Fuels Corporation      .36         .15    140.0      .57     .24       137.5           .97          .48        102.1
 Corporate and other            (.06)       (.04)   (50.0)    (.13)   (.07)      (85.7)         (.18)        (.12)       (50.0)
                             -------- -----------           ------- -------              ------------ ------------
 Diversified continuing          .30         .11    172.7      .44     .17       158.8           .79          .36        119.4
                             -------- -----------           ------- -------              ------------ ------------
  Total                        $1.11        $.78     42.3    $1.89   $1.48        27.7         $3.63        $3.06         18.6
                             ======== ===========           ======= =======              ============ ============

Average shares
  outstanding (millions)        98.6        98.0       .6     98.6    97.8          .8          98.5         97.4          1.1

Dividends per share            $.555       $.545      1.8    $1.11   $1.09         1.8         $2.20        $2.16          1.9

Book value per share:

 Florida Power Corporation                                                                    $19.52       $18.82          3.7
 Consolidated                                                                                 $21.22       $19.70          7.7




                                                                                         June 30                June 30
                                                                                           2000                  1999
                                  June 30                                         -------------------   -------------------------
                               2000     1999                                       Amount    Percent      Amount       Percent
                             ------- -----------                                  -----------------------------------------------
Equity investments (percent):                     Capitalization (in millions):
 Florida Power Corporation       81          86       Common stock                $2,092.5        42.1     $1,934.8         41.2
 Electric Fuels Corporation      15          12       Preferred stock                 33.5          .7         33.5           .7
 Other subsidiaries               4           2       Preferred securities *         300.0         6.0        300.0          6.4
                             ------- -----------
   Total                        100         100       Long-term debt               2,132.0        42.9      2,282.5         48.6
                             ======= ===========
                                                      Short-term debt                414.2         8.3        140.9          3.1
                                                                                  -----------------------------------------------
                                                        Total                     $4,972.2       100.0     $4,691.7        100.0
                                                                                  ===============================================

*  Quarterly income preferred securities



                                                      FLORIDA POWER CORPORATION

                                                 SELECTED STATISTICAL DATA (UNAUDITED)                                      PAGE 6
                                              (In millions, except billing degree days)

                                  Three Months Ended               Six Months Ended             Twelve Months Ended
                                        June 30                        June 30                        June 30
                               ----------------------- Percent   ------------------  Percent  ----------------------     Percent
                                  2000         1999     Change     2000      1999    Change      2000        1999        Change
                               ------------ ---------- -------   --------- --------  -------  ----------- ----------     --------
Revenues:
    Residential                     $347.1      $326.9    6.2      $666.3    $625.6     6.5     $1,435.6    $1,406.0        2.1
    Commercial                       165.3       153.3    7.8       301.2     284.7     5.8        634.1       616.2        2.9
    Industrial                        53.5        51.7    3.5       104.5     101.0     3.5        211.1       212.4        (.6)
    Other retail sales                37.6        34.9    7.7        69.8      66.0     5.8        145.5       143.3        1.5
                               ------------ -----------          --------- ---------          ----------- -----------
                                     603.5       566.8    6.5     1,141.8   1,077.3     6.0      2,426.3     2,377.9        2.0
    Wholesale sales                   54.1        43.8   23.5       114.0      92.6    23.1        249.5       217.7       14.6
                               ------------ -----------          --------- ---------          ----------- -----------
                                     657.6       610.6    7.7     1,255.8   1,169.9     7.3      2,675.8     2,595.6        3.1
    Other electric revenues (1)       35.7        47.6  (25.0)       62.8      71.2   (11.8)        51.1        68.9      (25.8)
    Deferred fuel (2)                  8.1        13.5   n/m*         4.7       1.3    n/m*        (13.4)       (2.9)      n/m*
                               ------------ -----------          --------- ---------          ----------- -----------
        Total                       $701.4      $671.7    4.4    $1,323.3  $1,242.4     6.5     $2,713.5    $2,661.6        1.9
                               ============ ===========          ========= =========          =========== ===========

Kilowatt-hour sales billed:
    Residential                    4,065.4     3,780.8    7.5     7,799.8   7,199.6     8.3     16,845.0    16,310.4        3.3
    Commercial                     2,757.9     2,545.3    8.4     5,030.5   4,723.5     6.5     10,633.8    10,194.2        4.3
    Industrial                     1,101.4     1,082.5    1.7     2,166.5   2,110.1     2.7      4,390.1     4,382.4         .2
    Other retail sales               671.7       618.6    8.6     1,250.9   1,178.4     6.2      2,608.2     2,526.1        3.3
                               ------------ -----------          --------- ---------          ----------- -----------
                                   8,596.4     8,027.2    7.1    16,247.7  15,211.6     6.8     34,477.1    33,413.1        3.2
    Wholesale sales                1,006.7       962.3    4.6     2,291.0   1,969.9    16.3      5,177.4     4,445.4       16.5
                               ------------ -----------          --------- ---------          ----------- -----------
        Total electric sales       9,603.1     8,989.5    6.8    18,538.7  17,181.5     7.9     39,654.5    37,858.5        4.7
                               ============ ===========          ========= =========          =========== ===========

System Requirements (KWH)           10,487       9,960    5.3      19,358    17,983     7.6       40,534      37,956        6.8

KWH Sales (Billed & Unbilled):
    Retail                           8,951       8,479    5.6      16,609    15,688     5.9       34,481      33,274        3.6
    Wholesale                        1,174       1,193   (1.6)      2,428     2,160    12.4        5,257       4,302       22.2
                               ------------ -----------          --------- ---------          ----------- -----------
                                    10,125       9,672    4.7      19,037    17,848     6.7       39,738      37,576        5.8
                               ============ ===========          ========= =========          =========== ===========

Billing Degree Days:
    Cooling                            748         495   51.1         748       495    51.1        3,699       3,811       (2.9)
    Heating                             21          50  (58.0)             405  379     6.9          468         404       15.8

Normal Average Billing Degree Days:
    Cooling                            720         696    3.4         730       702     4.0        3,719       3,697         .6
    Heating                             45          44    2.3              437  444    (1.6)         544         547        (.5)

        Note:

        (1) In the 4th quarter of 1999 and 1998, the FPSC approved the establishment of a regulatory liability for the purpose of deferring nonfuel revenues. The 1999 and 1998 deferrals were $44.4 million and $10.1 million, respectively. In the 2nd quarter of 1999, Florida Power recognized the 1998 $10 million deferral in Other electric revenues and applied it to the amortization of the Tiger Bay regulatory asset, which resulted in no impact to 1999 earnings. Other electric revenues also includes unbilled revenues.

        (2) Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses, which are designed to permit full recovery of these costs.

         *  Not meaningful